HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31, 2008	October 31, 2007	January 31, 2007

Net revenue	$28,467	$28,293	$25,082

Costs and expenses(a):
Cost of sales	21,499	21,304	19,136
Research and development	898	914	877
Selling, general and administrative	3,241	3,272	2,908
Amortization of purchased intangible assets	206	187	201
In-process research and development charges	--	4	167
Restructuring	10	(20)	(41)
Pension curtailments and pension settlements, net	--	--	(9)
Total costs and expenses	25,854	25,661	23,239

Earnings from operations	2,613	2,632	1,843

Interest and other, net	72	67	121

Earnings before taxes	2,685	2,699	1,964

Provision for taxes(b)	552	535	417

Net earnings	$2,133	$2,164	$1,547

Net earnings per share:
Basic	$0.83	$0.84	$0.57
Diluted	$0.80	$0.81	$0.55

Cash dividends declared per share	$0.16	$--	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,560	2,576	2,705
Diluted	2,655	2,678	2,801

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$36	$40	$45
Research and development	20	18	19
Selling, general and administrative	101	110	99
Total costs and expenses	$157	$168	$163

(b) Tax benefit from stock-based compensation	$(47)	$(54)	$(48)

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED
BALANCE SHEETS
(In millions)

	January 31, 2008	October 31, 2007
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$9,903	$11,293
Short-term investments	73	152
Accounts receivable	12,384	13,420
Financing receivables	2,561	2,507
Inventory	7,938	8,033
Other current assets	11,767	11,997

Total current assets	44,626	47,402

Property, plant and equipment	7,804	7,798

Long-term financing receivables and other assets	10,325	7,647

Goodwill and purchased intangible assets	25,817	25,852

Total assets	$88,572	$88,699

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$2,212	$3,186
Accounts payable	11,162	11,787
Employee compensation and benefits	2,657	3,465
Taxes on earnings	420	1,891
Deferred revenue	5,314	5,025
Accrued restructuring	95	123
Other accrued liabilities	14,798	13,783

Total current liabilities	36,658	39,260

Long-term debt	5,099	4,997
Other liabilities	8,871	5,916

Stockholders' equity	37,944	38,526

Total liabilities and stockholders' equity	$88,572	$88,699

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31,	October 31,	January 31,
	2008	(2007)(a)	(2007)(a)
Net revenue:

Enterprise Storage and Servers	$4,820	$5,108	$4,421
HP Services	4,378	4,348	3,932
HP Software	666	759	598
Technology Solutions Group	9,864	10,215	8,951
Personal Systems Group	10,791	10,133	8,719
Imaging and Printing Group	7,312	7,554	6,999
HP Financial Services	642	657	547
Corporate Investments	218	210	157
Total Segments	28,827	28,769	25,373
Eliminations of intersegment net revenue and other	(360)	(476)	(291)

Total HP Consolidated	$28,467	$28,293	$25,082

Earnings (Loss) from operations:

Enterprise Storage and Servers	$673	$736	$453
HP Services	489	515	406
HP Software	51	145	18
Technology Solutions Group	1,213	1,396	877
Personal Systems Group	628	589	414
Imaging and Printing Group	1,150	1,094	1,073
HP Financial Services	43	48	32
Corporate Investments	8	(5)	(29)
Total Segments	3,042	3,122	2,367

Corporate and unallocated costs and eliminations	(89)	(197)	(66)
Unallocated costs related to stock-based compensation expense	(124)	(122)	(140)
Amortization of purchased intangible assets	(206)	(187)	(201)
In-process research and development charges	--	(4)	(167)
Restructuring	(10)	20	41
Pension curtailments and pension settlements, net	--	--	9
Interest and other, net	72	67	121

Total HP Consolidated Earnings Before Taxes	$2,685	$2,699	$1,964

(a)	Certain fiscal 2008 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2007, the reclassifications resulted in the transfer of revenue and operating profit among the Enterprise Storage and Servers, HP Services and HP Software segments within the Technology Solutions Group. There was no impact on the previously reported financial results for the other segments.